Exhibit 10.2

LHP HOLDING CORP.

STOCKHOLDERS AGREEMENT

Dated as of May 27, 2004

1.	Board of Directors		2

	(a)	Nominating; Voting	2
	(b)	Removal and Replacement of Nominees	3
	(c)	Chairman	4
	(d)	Board Committees	4
	(e)	Expenses	5

2.	Governance		5

	(a)	Charter and By-Laws	5
	(b)	Board Approval	5
	(c)	Quorum	6
	(d)	Powers of the Board	6
	(e)	Voting Requirements	6
	(f)	Subsidiary	6
	(g)	Confidentiality	6
	(h)	Major Investor Approval	7

3.	Restrictions on Disposition		8

	(a)	Restrictions on Disposition	8
	(b)	Subsequent Dispositions	9

4.	Tag-Along Rights		10

5.	Take-Along Rights		11

	(a)	Take-Along Notice	11
	(b)	Conditions to Take-Along	12
	(c)	Remedies	14

6.	Piggyback Registration Rights		14

7.	Registration Upon Request		16

	(a)	Request for Registration	16
	(b)	Limitations on Registrations	17

8.	Registration Procedures		19

9.	Preemptive Rights		22

	(a)	Notice of New Issuance	22
	(b)	Right to Purchase Equity Securities	22
	(c)	Exempt Issuances	23

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TABLE OF CONTENTS

(continued)

ii

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of May 27, 2004, among LHP Holding Corp., a Delaware corporation (including any successor entity, the “Company”); CCG Investment Fund, L.P., a Delaware limited partnership (“CCG”); CCG Investment Fund-AI, LP, a Delaware limited partnership (“CCG Fund-AI”); CCG Associates-QP, LLC, a Delaware limited liability company (“CCG Associates-QP”); CCG Associates-AI, LLC, a Delaware limited liability company (“CCG Associates-AI”); CCG AV, LLC-Series C, a Delaware limited liability company (“CCG Series C”); CCG AV, LLC-Series F, a Delaware limited liability company (“CCG Series F”); CCG CI, LLC, a Delaware limited liability company (“CCG CI”), Golden Gate Capital Investment Fund II, (AI) L.P., a Delaware limited partnership (“GGC Fund II (AI)”), Golden Gate Capital Investment Fund II-A, (AI) L.P., a Delaware limited partnership (“GGC Fund II-A (AI)”), Golden Gate Capital Associates II-QP, L.L.C., a Delaware limited liability company (“GGC Associates II-QP”), Golden Gate Capital Associates II-AI, L.L.C., a Delaware limited liability company (“GGC Associates II-AI”), Golden Gate Investment Fund II, L.P., a Delaware limited partnership (“GGIF II”), Golden Gate Investment Fund II-A, L.P., a Delaware limited partnership (“GGIF II-A”) CCG GP Fund, LLC, a Delaware limited liability company (“CCG GP Fund”, and together with CCG, CCG Fund-AI, CCG Associates-QP, CCG Associates-AI, CCG Series C, CCG Series F, CCG CI, GGC Fund II (AI), GGC Fund II-A (AI), GGC Associates II-QP, GGC Associates II-AI, GGIF II, GGIF II-A and their respective Affiliated Funds, collectively in whole or in part, “Golden Gate”); North Castle Partners III-A, L.P., a Delaware limited partnership (together with any Affiliated Fund, the “NCP Investor” and, together with Golden Gate, the “Original Investors”); those employees of the Company or any of its Subsidiaries named on the signature pages hereof (the “Management Stockholders”); Charles F. Baird, Jr. (“Baird”) and each other person who is, or becomes, a party to this Agreement (collectively with the Original Investors, Baird and the Management Stockholders, the “Stockholders”, provided that any person who becomes a party to this Agreement by operation of a delayed delivery share award or by purchasing restricted stock pursuant to any restricted stock or other equity compensation plan adopted by the Company shall be deemed to be a Management Stockholder for purposes of this Agreement). Undefined capitalized terms are defined in Section 15.

W I T N E S S E T H:

WHEREAS, pursuant to the Recapitalization Agreement and Plan of Merger, dated as of April 15, 2004 (the “Recapitalization Agreement”), between Leiner Health Products, Inc., a Delaware corporation (“Leiner”), and Leiner Merger Corporation, a Delaware corporation (“Leiner Merger Corp.”), the Original Investors have acquired shares of common stock of Leiner Merger Corp., which shares have been, upon the consummation of the Merger (as defined in the Recapitalization Agreement), automatically converted into shares of common stock of the surviving corporation (and certain other consideration) (together with the other transactions contemplated by the Recapitalization Agreement, the “Recapitalization”) and the Original Investors are, contemporaneously with the execution and delivery of this Agreement, contributing all such shares of common stock of Leiner Merger Corp. to the Company in exchange for shares of Series A Preferred Stock, par value $.01 per share, of the Company (“Series A Preferred Stock”) pursuant to certain Contribution Agreements, dated as of May 27, 2004 (the “Contribution Agreements”);

WHEREAS, the Recapitalization Agreement provides that in connection with the closing thereunder the parties hereto shall execute and deliver this Agreement;

WHEREAS, as of the date hereof and after giving effect to the Recapitalization and certain other transactions (including those contemplated by the Contribution Agreement), the Original Investors own all of the issued and outstanding capital stock of the Company; and

WHEREAS, the Stockholders wish to set forth certain understandings and agreements regarding the capitalization and management of the Company and their respective ownership of Equity Securities of the Company;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Board of Directors.

(a) Nominating; Voting.

(i) Subject to the terms of this Agreement, the Stockholders agree that the Board of Directors of the Company (the “Board”) shall consist of 9 members. The NCP Investor (so long as it is a Major Investor) shall be entitled to nominate three individuals to serve as members of the Board, and each of CCG, GGIF II and GGIF II-A (so long as they collectively are, or Golden Gate, is a Major Investor) shall be entitled to nominate one individual each to serve as a member of the Board provided that subject to the Observation Rights’ Side Letters, if Golden Gate remains a Major Investor but any of CCG, GGIF II and GGIF no longer holds any shares of Capital Stock (each, a “Former Owner”), Golden Gate shall, in lieu of such Former Owner, be entitled to nominate an individual to serve as a member of the Board. Initially, and subject to Section 1(a)(ii) and the prior sentence, the Board shall be composed of: (1) three individuals nominated by the NCP Investor (the “NCP Directors”); (2) (x) one individual nominated by CCG, (y) one individual nominated by GGIF II and (z) one individual nominated by GGIF II-A) (the “Golden Gate Directors” and, collectively with the NCP Directors and any directors nominated by a Transferee Investor, the “Investor Directors”); (3) two members of the management of the Company nominated by unanimous agreement between the Major Investors (the “Management Directors”), who shall be Robert M. Kaminski and Gale Bensussen for so long as they serve as the Chief Executive Officer and President, respectively, of the Company and agree to serve on the Board; and (4) one individual nominated by unanimous agreement between the Major Investors who shall not be a member of management or an employee of the Company or an Affiliate of any of the Major Investors and who shall initially be G.V. Prasad (the “Outside Director”).

(ii) In the event that any Major Investor shall cease to be a Major Investor (a “Cessation”), such Major Investor shall, immediately upon such Cessation, cause all of its Investor Directors to resign from the Board, effective upon such Cessation. If the transfer of Capital Stock giving rise to such Cessation results in the transferee of such Capital Stock becoming a Transferee Investor, such Transferee Investor shall promptly nominate three directors to fill the Board vacancies caused by such Cessation.

(iii) The Company and each of the parties hereto agree to take all steps within their power, including voting any Capital Stock owned or controlled by them or any of their Affiliates, to cause any person nominated pursuant to Section 1(a)(i) to be elected to the Board.

(b) Removal and Replacement of Nominees.

(i) At any time at which any person or group shall have exercised its rights to nominate a director pursuant to Section 1(a) and such person or group shall determine to remove one or more of its nominated directors, with or without cause, the Company and each of the Stockholders agree to take all steps within their power, including voting (or causing to be voted) any Capital Stock owned or controlled by them or any of their Affiliates, to cause such director to be so removed from the Board, and under no other circumstances may any such nominated director be removed as a director (it being understood, for avoidance of doubt, that with respect to the Outside Director and any Management Director other than the initial Management Directors, if any such director ceases at any time to have unanimous approval of the Major Investors to remain as a director, then upon notice thereof to the Company, the Company and each of the Stockholders shall cause such director to be removed and replaced with a different individual then unanimously approved by the Major Investors). Subject to Section 1(a)(ii) and the foregoing sentence, at any time at which any person or group shall have exercised its rights to nominate a director pursuant to Section 1(a) and a vacancy shall be created on the Board as a result of the death, disability, retirement, resignation or removal, with or without cause, of a director nominated by such person or group, (x) the Board will request such person or group that nominated the director to nominate a candidate to be appointed by the Board to fill such vacancy or (y) in the event that a candidate to fill such vacancy is to be elected at the annual meeting of stockholders of the Company, such person or group shall have the right to nominate the individual to fill such vacancy, and the provisions of Section 1(a) above shall apply with respect to the nomination and election of such nominee (including the obligation on the part of the Stockholders to vote for such nominee) to fill such vacancy.

(ii) Each of the parties hereto further agrees, subject to Section 1(a)(ii), that (x) if a candidate nominated to fill any vacancy on the Board in accordance with Section 1(b)(i) above shall not have been appointed to fill such vacancy within ten Business Days of the Board having been given the name of such candidate by the nominating person or group, then each of the parties hereto (other than the Company) shall act by written consent, or call a special meeting of stockholders of the Company, for the sole purpose of filling such vacancy, and in such written consent or at such special meeting, vote or cause to be voted the Capital Stock held or controlled by such person or group or any Affiliate of such party in favor of the candidate nominated to fill such vacancy, (y) other than as provided in Section 1(b)(i), no party hereto shall vote, or give any consent, in favor of the removal as a director of the Company of any candidate nominated by any other person or group entitled to do so pursuant to this Agreement, and (z) if, in connection with the election of any candidate nominated by another party in accordance herewith for election as a director of the Company any party hereto fails or refuses to vote as required by this Section 1, or votes or gives any consent or proxy in contravention of this Section 1, the respective nominator shall have an irrevocable proxy (which irrevocable proxy shall revoke any proxy previously given by the defaulting party in contravention of this Section 1) pursuant to Section 212(e) of the General Corporation Law of the State of Delaware, coupled with an interest, to vote, all the Capital Stock held or controlled by such party in accordance with this Section 1, and each party hereto hereby grants such proxy.

(c) Chairman. The Chairman will be Charles F. Baird, Jr. until such time as the earliest of (i) the consummation of a Public Offering, (ii) such person resigns, is removed or is otherwise unable to serve, or (iii) the NCP Investor is no longer a Major Investor. The Chairman will constitute one of the NCP Directors and will have the right to vote as a director on all matters submitted to the Board for a vote.

(d) Board Committees. The by-laws of the Company shall provide for a Compensation Committee and an Audit Committee. The Compensation Committee and the Audit Committee shall each have two members, including one Investor Director of each Major Investor. The by-laws of the Company shall also provide for an Executive Committee that shall consist of three members, including one member from each of the Major Investors and the current CEO (the “Executive Committee”, and collectively with the Compensation Committee and the Audit Committee, the “Committees”), the sole purpose of which shall be to communicate and interface with the CEO and other members of management of the Company. Each Committee shall meet at least once per calendar quarter. Each Committee shall have such powers and responsibilities as the Board may from time to time authorize. Copies of the minutes of the meetings of the

Compensation and Audit Committees will be presented to the Board at the next regularly scheduled meeting of the Board following each such Committee meeting. Any other Committee of the Board shall include at least one Investor Director of each Major Investor.

(e) Expenses. The Company will cause each non-employee director of the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with serving as a director. In consideration of the fees to be paid to Affiliates of the Original Investors pursuant to the Consulting Agreement, each of the Original Investors shall cause any of its employees who shall be elected to serve on the Board to waive any fees (but not out-of-pocket expenses) to which such person would otherwise be entitled as a director for so long as such person is an employee of such Original Investor. Each Outside Director shall be paid such reasonable and customary fees as may be determined from time to time.

2. Governance.

(a) Charter and By-Laws. The Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure that the Company’s Organizational Documents (and, if applicable, the organizational documents of each of the Company’s Subsidiaries) shall be consistent with the terms of this Agreement.

(b) Board Approval. Except as set forth in Section 31, all actions requiring the approval of the Board and all proposed actions that are otherwise customarily presented to a board of directors for approval or that are outside of the ordinary course of business of the Company (including, but not limited to, certain actions relating to modifications of business plans and budgets of the Company, appointment, removal and terms of employment of the CEO, issuances or sales of Equity Securities, redemptions or repurchases of Equity Securities, Public Offerings, Sale Transactions, business combinations, equity award grants, bonus compensation, stockholders agreements, registration rights agreements, amendments to the Organizational Documents, changes in the Company’s business purpose, entering a new line of business, entering into a material contract, modifying or terminating a material contract, commencing material litigation or entering into material settlements, liquidation, dissolution, recapitalization, bankruptcy, dividends and distributions and capital expenditures, asset sales and incurrences of indebtedness by the Company) (“Board Actions”), shall be required to be approved by a Unanimous Investor Vote (in addition to any other vote required under the Organizational Documents or Applicable Law) at any duly convened Board meeting or without a meeting by written consent of at least the number of directors satisfying the requirements of the Unanimous Investor Vote, in each case in accordance with the Organizational Documents and the provisions of the Delaware General Corporation Law (and the foregoing shall also apply to all such actions of any Subsidiary of the Company). The Company agrees that the by-laws of the Company will provide that notice of a special meeting of the Board shall be given to each member of the Board of Directors of the Company at least five Business Days before the meeting by mail, telegram, facsimile or email at his usual or last known business address, facsimile number or email address.

(c) Quorum. A quorum of the Board will consist of a majority of the then-existing number of directors, including at least one Investor Director nominated by each Major Investor. If a quorum is not present within 30 minutes of the time specified for a meeting of the Board, the meeting will be adjourned to a date and time to be determined. If a quorum is not present within 30 minutes of the time specified for the reconvened meeting, and the same Investor Directors that were not present at the original meeting also are not present at the reconvened meeting, then the directors present at the reconvened meeting shall be deemed to constitute a quorum for such meeting (so long as Investor Directors respectively nominated by each of the Major Investors are present at such meeting) and any business that was to have been transacted at the original meeting may be acted upon at such reconvened meeting.

(d) Powers of the Board. Except as otherwise specified in this Agreement or the Organizational Documents or as may be required by Applicable Law, the Board will have full power to direct the activities of the Company.

(e) Voting Requirements. The Stockholders shall, and shall use their best efforts consistent with Applicable Law to cause the directors and officers of the Company to, take all actions necessary to ensure that no Board Actions are taken or approved by the Stockholders or the Board (or any Committee thereof) unless such actions are approved by a Unanimous Investor Vote in accordance with the terms hereof. The Company shall not take (and shall not permit any of its Subsidiaries to take, and shall take all available actions to prohibit any of its Subsidiaries from taking) any such action unless it has been approved pursuant to a Unanimous Investor Vote in accordance with the terms hereof.

(f) Subsidiary. Neither the Company nor the Stockholders shall permit any Subsidiary to take any action unless such action is approved by the Company, in its capacity as a stockholder or member of such Subsidiary, by the same vote of the Board as is required for approval of such action if undertaken by the Company (and the Company shall take all available actions to prohibit any such Subsidiary from taking any such action without such approval). Promptly following any request by any Major Investor, the Company shall take all steps within its power, including voting any capital stock of any Subsidiary, to cause any person then serving as a member of the Board pursuant to Section 1 to be elected to the Board of Directors of each majority owned Subsidiary.

(g) Confidentiality. Each of the Stockholders agrees to keep confidential and not to disclose to any Person any Information provided to it by or on behalf of the Company or any of its Subsidiaries, or obtained by the Stockholder; provided that nothing contained herein shall prevent any Stockholder from disclosing such Information to (i) any of the other Stockholders, (ii) any of its Representatives or partners (including its limited partners and fund investors), provided that such Stockholder (w) informs each of its Representatives or partners (including its limited partners and fund investors) receiving any such Information of its confidential nature and of this provision and its terms, (x) uses its reasonable best efforts to cause its Representatives or partners (including its limited partners and fund investors) to treat such Information confidentially in accordance herewith, and otherwise to comply herewith as if parties hereto, (iii) any member of the Board, and (iv) the National Association of Insurance Commissioners (“NAIC”) or any similar organization, or any nationally recognized rating agency that requires access to information about such Stockholder’s investment portfolio. If any Stockholder or any of its Representatives or partners (including its limited partners and fund investors) is requested to disclose any such Information by any Governmental Entity (it being understood that the NAIC shall not be deemed to be a Governmental Entity), such Stockholder will promptly notify the Company to permit it to seek a protective order or take other action that the Company in its discretion deems appropriate, and such Stockholder will cooperate in any such efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information. If, in the absence of a protective order, such Stockholder or any of its Representatives is compelled as a matter of law to disclose any such Information in any proceeding or pursuant to legal process, such Stockholder may disclose to the party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, such Stockholder will advise and consult with the Company and its counsel as to such disclosure and the nature and wording of such disclosure) and such Stockholder will use its reasonable best efforts to obtain confidential treatment therefor.

(h) Major Investor Approval. Unless otherwise agreed to in writing by both Major Investors or as set forth in Section 31, without the affirmative vote of both Major Investors at a duly convened meeting of the Stockholders of the Company in accordance with the Organizational Documents, and without limiting the foregoing, the Company and its Subsidiaries shall not, and the parties hereto agree to take all actions necessary, including voting any Capital Stock owned or controlled by them or any of their Affiliates, to cause the Company and its Subsidiaries not to:

(i) amend the Organizational Documents or amend the charter or by-laws of any Subsidiary of the Company;

(ii) consummate any Sale Transaction (other than a Take-Along Sale pursuant to Section 5) or, with respect to any Subsidiary of the Company, any merger, consolidation, reorganization, recapitalization, share exchange or other business combination transaction involving such Subsidiary, or any sale, lease or other disposition of, or agreement to sell, lease or otherwise dispose of all or substantially all of such Subsidiary’s assets individually or on a consolidated basis;

(iii) consummate any sale or other disposition of assets of the Company or its Subsidiaries in a transaction or series of related transactions involving more than $6,500,000;

(iv) consummate any purchase or other acquisition of assets in a transaction or series of related transactions involving more than $6,500,000; and

(v) effect any issuance, sale, grant, repurchase or redemption by the Company of any Equity Securities of the Company, except with respect to an Exempt Issuance, or effect any issuance, sale, grant, repurchase or redemption by any Subsidiary of the Company of any equity securities of such Subsidiary (or any repurchase of equity securities of the Company or any of its Subsidiaries), or any options, warrants or other rights to acquire equity securities or debt or equity securities convertible into, or exchangeable for, such equity securities of such Subsidiary.

3. Restrictions on Disposition.

(a) Restrictions on Disposition. Without the consent of each of the Major Investors, until the earlier of (x) the fifth anniversary of the date of this Agreement and (y) six months after the consummation of a Public Offering (the “Restricted Transfer Period”), no Stockholder may sell, transfer, pledge, encumber or otherwise dispose of any Equity Securities to any Person (other than the Company or one of its wholly owned Subsidiaries) except as follows (a “Permitted Transfer”):

(i) transfers by any Stockholder to any Specified Affiliate of such Stockholder (which Specified Affiliate may be a Stockholder at the time of such transfer), provided that such Specified Affiliate agrees in writing to become a party to this Agreement and provided further that the transfer is not a Prohibited Transfer and, if such transfer occurs after 60 days from the date of this Agreement, such Specified Affiliate delivers to the Company (x) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer does not fall within sub-clauses (v), (w), (x) or (y) of the definition of the term “Prohibited Transfer”, and (y) a certificate of the transferor and the transferee, to the effect that the transferee is a Specified Affiliate of the transferor;

(ii) transfers by an Original Investor or a Transferee Investor to any other Stockholder, provided that the transfer is not a Prohibited Transfer and the transferee Stockholder delivers an opinion of counsel to the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer does not fall within sub-clauses (v), (w), (x) or (y) of the definition of the term “Prohibited Transfer”; provided further that no such transfer shall increase the governance rights or Board representation of the transferee Stockholder and any such transfers shall be subject to the Tag-Along provisions of Section 4;

(iii) transfers by any Stockholder to any Person to the extent required by Applicable Law, provided that the transferring Stockholder delivers to the Company an opinion of counsel, in addition to any other opinion required hereunder, reasonably satisfactory to the Company that the transfer is so required to be effected pursuant to Applicable Law;

(iv) transfers of Capital Stock by any Stockholder pursuant to Sections 4 and 5 in connection with any transfer during the Restricted Transfer Period approved by both Major Investors or made in accordance with the penvetimate sentence of Section 5(a); and

(v) transfers to the Company pursuant to Section 31.

Each Stockholder shall give the Company at least 30 days prior notice (or 10 days prior notice in the case of a Permitted Transfer described in Section 3(a)(i)) of any proposed disposition of any Equity Securities pursuant to a Permitted Transfer described in this Section 3(a), and prompt notice of any such actual disposition. Any sale, transfer, pledge, encumbrance or other disposition of any Equity Securities within the Restricted Transfer Period other than pursuant to a Permitted Transfer shall be void and of no effect. The Company agrees to provide such certificates with respect to factual matters involving the Company as may be reasonably requested by a Stockholder or its counsel in connection with a proposed Permitted Transfer.

(b) Subsequent Dispositions. Following the Restricted Transfer Period, and subject to Section 4, any Stockholder may transfer Capital Stock to any Person, provided that such transfer shall not be a Prohibited Transfer and that in connection with such transfer, the Company and such Person shall execute and deliver a copy of Schedule A hereto in accordance with Section 31; provided further that, except with respect to a transfer of the type described in Section 3(a)(iii) and (iv), the transferee must deliver to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer does not fall within sub-clauses (v), (w), (x) or (y) of the definition of the term “Prohibited Transfer”; and provided further that no Management Stockholder may effect any transfer of Equity Securities after the Restricted Transfer Period unless such transfer would have constituted a Permitted Transfer if it had been effected during the Restricted Transfer Period.

4. Tag-Along Rights.

(a) Following the Restricted Transfer Period or in connection with a transfer pursuant to Section 3(a)(iv), if any Major Investor (a “Section 4 Seller”) desires to transfer any shares of Capital Stock (and, if a Public Offering has occurred, such transfer is part of a sale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or in connection with a registered offering), which transfer is (i) individually or in the aggregate, taken together with all prior transfers made by such Section 4 Seller, in excess of 2% of the aggregate number of shares of Underlying Common Stock at such time owned by such Section 4 Seller on the date hereof and (ii) to a Stockholder pursuant to Section 3(a)(ii) (other than to a Specified Affiliate of the transferor) or to a Person (including the Company or any of its Subsidiaries) that is not a Stockholder or a Specified Affiliate of the transferor, then within three Business Days following the receipt of an offer (which offer must be in writing, be irrevocable by its terms for at least 35 Business Days and be a bona fide offer) from any prospective purchaser to purchase all or any part of the Capital Stock owned by such Section 4 Seller, such Section 4 Seller shall give notice (the “Notice of Offer”) in writing to the Board and the other Stockholders (i) designating the number of shares and class of Capital Stock that such Section 4 Seller proposes to sell (the “Offered Shares”), (ii) naming the prospective purchaser thereof (the “Designated Purchaser”) and (iii) specifying the price (the “Offer Price”) and terms (the “Offer Terms”) upon which such Section 4 Seller desires to sell the same. During the 20 Business Day period following receipt of such Notice of Offer by the Company and the other Stockholders, the other Stockholders that hold Common Stock or the same type and class of Capital Stock as the Section 4 Seller proposes to sell on the date of the proposed sale by such Section 4 Seller shall have the right (a “Tag-Along Right”), exercised by delivering a written notice to the Section 4 Seller and the Company, to require the Designated Purchaser to purchase from such Stockholder (an “Accepting Stockholder”), at the Offer Price and on the Offer Terms, up to the number of shares of Capital Stock equivalent to the product (rounded up to the nearest whole share) of (x) the quotient obtained by dividing (A) the aggregate number of shares of Underlying Common Stock held by such Accepting Stockholder by (B) the aggregate number of shares of Underlying Common Stock owned by all of the Accepting Stockholders and the Section 4 Seller, and (y) the total number of Shares of Underlying Common Stock represented by the Offered Shares, provided that if the Accepting Stockholder wishes to sell Capital Stock of a type and class that differs from the type and class of Capital Stock as the Section 4 Seller proposes to sell, the Accepting Stockholder may sell such Capital Stock at an equivalent price determined by the Board in its sole discretion, or at the election of the Board in its sole discretion, exchange (and sell to the Designated Purchaser) such Capital Stock for the same or a more similar type and class of Capital Stock (or strip of different type or classes of Capital Stock) on the basis so determined by the Board, based on the price per share of the Underlying Common Stock being sold. Notwithstanding any of the foregoing, the Management Stockholders may only exercise their Tag-Along Rights with respect to a number of shares of Capital Stock not greater than (i) the number of shares of Underlying Common Stock held by such Management Stockholder, multiplied by (ii) the weighted average percentage of shares of Underlying Common Stock (based on number of shares of Underlying Common Stock held) being sold by the Major Investors participating in the tag-along sale. It shall be a condition to any such transfer that the Offer Terms and the sale to the Designated Purchaser shall comply with the applicable provisions of this Section 4. The Company shall notify each Accepting Stockholder at least ten Business Days prior to the closing of the proposed sale by the Section 4 Seller of the number of Offered Shares which each such Accepting Stockholder may sell and such Accepting Stockholder shall deliver into trust, three or more Business Days prior to the closing certificates or other instruments representing the Offered Shares duly endorsed for transfer or duly executed stock powers for release against payment to such Accepting Stockholder of such Accepting Stockholder’s net proceeds paid for the shares of such Stockholder at the closing of such sale.

(b) No Stockholder shall be entitled to sell Capital Stock Equivalents to a Section 4 Seller pursuant to this Section 4, but shall be permitted to convert or exercise its Capital Stock Equivalents for Capital Stock, and sell such Capital Stock to a Section 4 Seller pursuant to Section 4(a), concurrently with, and subject to, the consummation of the proposed transfer, if such Capital Stock Equivalents are otherwise then convertible or exercisable. The exercise or non-exercise of the rights of any Stockholder hereunder to participate in one or more transfers of Offered Shares made by a Section 4 Seller shall not adversely affect such Stockholder’s rights to participate in subsequent transfers of Equity Securities subject to this Section 4.

5. Take-Along Rights.

(a) Take-Along Notice. Prior to a Public Offering, if one or more Major Investors (a “Section 5 Seller”) intends to effect a sale (whether by merger, consolidation, sale of shares or otherwise) (a “Take-Along Sale”) the result of which would be to transfer more than 50% of the aggregate number of shares of Underlying Common Stock as of such time to a non-Affiliate third party (a “Section 5 Buyer”) and elects to exercise its rights under this Section 5 and, subject to the last sentence of this Section 5(a), any Major Investor that is not a Section 5 Seller approves such transfer, such Section 5 Seller shall deliver written notice (a “Take-Along Notice”) to the Company and the other Stockholders, which notice shall (i) state (w) that the Section 5 Seller wishes to exercise its rights under this Section 5 with respect to such transfer, (x) the name and address of the Section 5 Buyer, (y) the per share price and form of consideration the Section 5 Seller proposes to receive for its shares of Capital Stock proposed to be sold in the Take-Along Sale (“Section 5 Seller’s Shares”) and (z) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the “Draft Sale Agreement”), (ii) contain an offer (the “Take-Along Offer”) by the Section 5 Buyer to purchase from the other

Stockholders on the date of the closing of such transfer (a “Section 5 Closing”), a percentage of the shares (the “Take-Along Shares”) of Underlying Common Stock held by each such Stockholder equal to the percentage of the shares of Underlying Common Stock owned by the Section 5 Seller that are to be sold pursuant to the Take-Along Sale, on and subject to the same price, terms and conditions offered to the Section 5 Seller (subject to appropriate adjustments to reflect any differences in the rights and preferences of different types or classes of Equity Securities, including in the case of a sale of Capital Stock or Equity Securities, adjustments to the effect that the aggregate proceeds received in consideration thereof shall be allocated among all holders of Capital Stock or Equity Securities on the same basis and in the same proportions as if such proceeds had been distributed to the Company’s stockholders in a complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation then in effect), and (iii) state the anticipated time and place of such Section 5 Closing, which (subject to such terms and conditions) shall occur not fewer than 15 days nor more than 90 days after the date such Take-Along Notice is delivered, provided that if such Section 5 Closing shall not occur prior to the expiration of such 90-day period, the Section 5 Seller shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer. Upon request of the Section 5 Seller, the Company shall provide the Section 5 Seller with a current list of the names and addresses of the other Stockholders. Notwithstanding anything in this Section 5(a) to the contrary, and provided that a Public Offering shall not have been consummated, (x) during the period beginning on the third anniversary of the date hereof and ending on the fifth anniversary of the date hereof, either Major Investor may effect a Take-Along Sale without obtaining the approval of the other Major Investor if the aggregate proceeds payable in respect of the Section 5 Seller’s Shares in connection with such Take-Along Sale reflect an IRR in excess of 25%, and (y) after the fifth anniversary of the date hereof, either Major Investor may effect a Take-Along Sale without obtaining the approval of the other Major Investor whether or not the aggregate proceeds payable in respect of the Section 5 Seller’s Shares in connection with such Take-Along Sale reflect an IRR in excess of 25%. Each holder of Capital Stock or Equity Securities shall take all necessary actions in connection with the consummation of the Take-Along Sale as are reasonably requested by the Company, and in the case of any Take-Along Sale that is structured as a merger, consolidation, reorganization or recapitalization, shall waive any and all dissenters rights, appraisal rights or similar rights in connection with such transaction and shall vote all of its shares of Capital Stock and other voting Equity Securities in favor of such transaction.

(b) Conditions to Take-Along. Upon delivery of a Take-Along Notice, each of the other Stockholders shall have the obligation to transfer all of its Take-Along Shares pursuant to the Take-Along Offer, as such offer may be modified from time to time, provided that the Section 5 Seller transfers all of its Section 5 Seller’s Shares to the Section 5 Buyer at the Section 5 Closing and that all Section 5 Seller’s Shares held by the Section 5 Seller and all Take-Along Shares held by the other Stockholders are sold to the Section 5 Buyer (subject to appropriate adjustments to reflect any differences in the rights and preferences of different types or classes of Equity Securities, including in the case of a sale of Capital Stock or Equity Securities, adjustments to the effect that the aggregate proceeds received in consideration thereof shall be allocated among all holders of Capital Stock or Equity Securities on the same basis and in the same proportions as if such proceeds had been distributed to the Company’s stockholders in a complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation then in effect) at the same price and for the same form of consideration (or, if an election to receive a different form of consideration is available, such election must be made available to each Stockholder) for each class or type of Capital Stock Equity Securities being sold, and on the same terms and conditions (except that only Affiliates of the Major Investors will be entitled to receive fees and expenses under the Consulting Agreement), and provided further that (x) a Stockholder shall only be required to make, in connection with a Take-Along Sale, representations and warranties with respect to its authority, its title to its Take-Along Shares, certain conflicts, approvals and litigation relating to it, and shall not be required to make any representations or warranties with respect to the Company or its business or with respect to any other Stockholder, (y) a Stockholder shall not, in connection with a Take-Along Sale, be required to indemnify such Section 5 Buyer or any other Person jointly with any other Person nor indemnify such Section 5 Buyer or other Person in respect of any matter other than (A) indemnification for breaches of any representations and warranties as to itself described in the preceding sub-clause (x) and (B) indemnification for breaches of representations and warranties made by the Company with respect to itself or its business provided that such Stockholder’s indemnification obligation shall be limited to its pro rata share (based on such Stockholder’s allocable portion of the total proceeds received by all holders of Equity Securities in connection with such Take-Along Sale) of such indemnification obligation), and (z) no Stockholder shall be liable for any indemnification obligation in connection with a Take-Along Sale in excess of the aggregate amount received by such Stockholder in such Take-Along Sale. Within five Business Days prior to the closing contemplated by the Take-Along Notice, each of the other Stockholders shall (i) deliver to the Section 5 Seller certificates representing such other Stockholder’s Take-Along Shares, duly endorsed for transfer or accompanied by duly executed stock powers, and (ii) execute and deliver to the Section 5 Seller a power of attorney and a letter of transmittal and custody agreement in favor of the Section 5 Seller, and in form and substance reasonably satisfactory to the Section 5 Seller appointing the Section 5 Seller as the true and lawful attorney-in-fact and custodian for such other Stockholder, with full power of substitution, and authorizing the Section 5 Seller to execute and deliver a purchase and sale agreement substantially in the form of the Draft Sale Agreement and otherwise in accordance with the terms of this Section 5(b) and to take such actions as the Section 5 Seller may reasonably deem necessary or appropriate to effect the sale and transfer of the Take-Along Shares to the Section 5 Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Section 5 Closing, free and clear of all security interests, liens, claims, encumbrances, options, and voting agreements of whatever nature (other than securities laws restrictions), together with all other documents delivered with such Notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. The Section 5 Seller shall hold such shares and other documents in trust for such other Stockholder for release against payment to such Stockholder of such Stockholder’s net proceeds in accordance with the contemplated transaction. If, within 15 days after delivery to the Section 5 Seller, the Section 5 Seller has not completed the sale of all of the Section 5 Seller’s Shares owned by it and the Take-Along Shares owned by the other Stockholders to the Section 5 Buyer and another Take-Along Notice with respect to such Take-Along Offer has not been sent to the other Stockholders, the Section 5 Seller shall return to each other Stockholder all certificates representing the shares and all other documents that such other Stockholder delivered in connection with such sale. The Section 5 Seller shall be permitted to send only two Take-Along Notices with respect to any one Take-Along Offer. Promptly after the Section 5 Closing, the Section 5 Seller shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the other Stockholders. Each Stockholder shall bear its pro rata share of fees and expenses incurred by the Company in connection with the Take-Along Sale.

(c) Remedies. Each of the other Stockholders acknowledges that the Section 5 Seller would be irreparably damaged in the event of a breach or a threatened breach by such other Stockholder of any of its obligations under this Section 5 and each of the other Stockholders agrees that, in the event of a breach or a threatened breach by such other Stockholder of any such obligation, the Section 5 Seller shall, in addition to any other rights and remedies available to it in respect of such breach, or a threatened breach be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such other Stockholder of its obligations under this Section 5. In the event that the Section 5 Seller shall file suit to enforce the covenants contained in this Section 5 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney’s fees and expenses.

6. Piggyback Registration Rights.

(a) If the Company at any time proposes to register any shares of Common Stock under the Securities Act, whether or not for sale for its own account (other than pursuant to a Special Registration) and the registration form to be used may also be used for the registration of Registrable Securities owned by the Stockholders, the Company shall notify the Stockholders at least 30 days prior to the filing of the first registration statement in connection therewith. Upon the receipt of a written request of any Stockholder made within 20 days after such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company will, subject to the other provisions of this

Section 6, include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion (a “Piggyback Registration”). Each such request shall also contain an undertaking from the applicable Stockholder to provide all such information and material and to take all actions as may be reasonably required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.

(b) Each selling Stockholder shall pay all sales commissions or other similar selling charges with respect to Registrable Securities sold by such Stockholder pursuant to a Piggyback Registration. The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company, and reasonable fees and disbursements of one counsel for all selling Stockholders (who shall be selected by the Initiating Holders, if the Piggyback Registration is also a Demand Registration as provided in Section 7(b)(i), and otherwise by a majority in interest of the Stockholders participating in such Piggyback Registration), unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered. Notwithstanding the foregoing, each Management Stockholder shall be entitled to request registration for a number of Registrable Securities not greater than (i) the number of Registrable Securities held by such Management Stockholder, multiplied by (ii) the weighted average percentage of Registrable Securities (based on number of Registrable Securities held) being sold by each of the Major Investors participating in the Piggyback Registration.

(c) If a Piggyback Registration is an underwritten registration, only Registrable Securities which are to be distributed by the underwriters may be included in the registration. If the managing underwriters or, if the Piggyback Registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the Registrable Securities to be sold, the Company will include in such registration (i) if it is not a Demand Registration (as defined below), the securities proposed to be sold by the Company for its own account, and then Registrable Securities proposed to be sold by Stockholders making a Piggyback Registration request or, (ii) if such registration is a Demand Registration, the securities proposed to be sold by the Company for its own account, and then Registrable Securities for which registration has been requested pursuant to Section 7(a)(i) or 7(a)(ii), in each case (under either sub-clause (i) or sub-clause (ii) above) which Registrable Securities shall be included in such registration in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such holder of Registrable Securities to the total amount of Registrable Securities as to which a Piggyback Registration and/or a Demand Registration request has been made. Notwithstanding the foregoing, if the managing underwriters or, if the registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion, the inclusion in a Piggyback Registration of Common Stock held by Management Stockholders will have a material adverse effect on the offering, the Company will not include such Common Stock in such registration.

(d) Notwithstanding the foregoing, if at any time after giving written notice to the Stockholders of its intention to register any shares of Common Stock pursuant to subsection (a) of this Section 6 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine in accordance with the provisions of this Agreement, including the governance provisions set forth in Sections 1 and 2, not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register Registrable Securities as part of such terminated registration (but not from its obligation to pay expenses in connection therewith as provided in subsection (b) above). If a registration pursuant to this Section 6 involves an underwritten public offering and a Stockholder requests to be included in such registration, such Stockholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to participate in such registration.

(e) Each Stockholder agrees not to sell or offer for public sale or distribution, including pursuant to Rule 144, any of such Stockholder’s Registrable Securities within 15 days prior to or 180 days after the effective date of any registration (except as part of such registration other than a Special Registration) with respect to which piggyback registration rights are available pursuant to this Section 6.

(f) Anything contained in this Agreement, including Section 6(e) and Section 7(c), to the contrary notwithstanding, nothing in this Agreement shall be deemed or construed to require any Stockholder that owns securities of the Company acquired other than by reason of the holding of any Registrable Securities to withhold such securities from sale during any period of time.

7. Registration Upon Request.

(a) Request for Registration. Upon the written request of any Major Investor (the “Initiating Holder”), made at any time after the first anniversary of the consummation of a Public Offering, requesting that the Company effect pursuant to this Section 7 the registration (a “Demand Registration”) of any of such Initiating Holder’s Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof, and the intended method of disposition by the Initiating Holders), the Company shall promptly give written notice of such requested registration to all Stockholders, and thereupon the Company will, as expeditiously as reasonably possible, use its commercially reasonable efforts to effect the registration under the Securities Act of

(i) the Registrable Securities which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

(ii) all other Registrable Securities owned by Stockholders, the holders of which shall have made a written request to the Company for registration thereof pursuant to their Piggyback Registration rights (which request shall specify such Registrable Securities and the proposed amounts thereof) within 30 days after the receipt of such written notice from the Company, all to the extent required to permit the disposition by the holders of the securities constituting Registrable Securities so to be registered, provided that the Company shall not be required to effect any registration pursuant to this Section 7 if it is a registration with respect to which the Company is not required to pay expenses pursuant to Section 7(b)(i) unless the Company shall have received assurances satisfactory to it that the Initiating Holders will bear the expenses of registration and provided, further, that each other Stockholder proposing to register securities as part of such Demand Registration shall also agree in writing to pay its pro rata share of such expenses.

(b) Limitations on Registrations. The registration rights granted to Initiating Holders pursuant to this Section 7 are subject to the following limitations:

(i) each selling Stockholder shall pay all sales commissions or other similar selling charges with respect to the Registrable Securities sold by such Stockholder pursuant to a Demand Registration. In connection with six Demand Registrations pursuant to this Section 7 (three for each Original Investor or its Transferee Investor in which case such Original Investor shall lose its Demand Registration rights), the Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company and fees and expenses of one counsel, selected by the Initiating Holders, for all selling Stockholders in connection with a Demand Registration, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered, provided that if a Demand Registration involves, pursuant to

Section 6(c) hereof, a cutback of the number of Registrable Securities which may be sold such that the Initiating Holders are not permitted to register at least 50% of the number of Registrable Securities which they request to register, then such Demand Registration shall not be deemed one of the six Demand Registrations referred to above for purposes of this Agreement;

(ii) the Initiating Holders and any other Major Investor participating in such registration shall jointly determine the method of distribution of the securities to be registered in a Demand Registration and if an underwritten offering, shall select the managing underwriter of such offering;

(iii) the Company shall not be obligated to file a registration statement under this Section 7 if the aggregate number of Registrable Securities requested to be included in such offering by the Initiating Holders and any other selling Stockholder shall be less than 5% of the number of Registrable Securities at that time outstanding on a fully diluted basis;

(iv) the Company shall be entitled to postpone for a reasonable time not exceeding 180 days the filing of any registration statement under this Section 7 if, at the time it receives a request for a Demand Registration pursuant thereto, the Board shall determine in good faith that such offering will interfere with a pending financing, merger, sale of assets, recapitalization or other similar corporation action which the Company is actively pursuing and is material to the business of the Company or if the Board otherwise determines that effecting a registration would have a material adverse effect on the Company; provided that the Company may only postpone such registration under this sub-clause (iv) one time in any 360 day period;

(v) a registration statement that does not become effective or does not remain effective for the period specified in Section 8(b) shall be deemed not to constitute a registration statement filed pursuant to this Section 7, provided that, if such registration statement does not become effective or does not remain effective for such period solely by reason of the Initiating Holders’ refusal to proceed, it shall be deemed to constitute a registration statement filed pursuant to Section 7 unless the Initiating Holders shall have elected to pay all expenses in connection with such registration as aforesaid; and

(vi) the Company shall not be obligated to file a registration statement under this Section 7 if it shall previously have effected the six Demand Registrations referred to in sub-clause (i) of this Section 7(b).

(c) Each Stockholder, if required by the managing underwriter in an underwritten offering, agrees not to sell or offer for public sale or distribution including,

pursuant to Rule 144, any of such Stockholder’s Common Stock within 15 days prior to or 180 days (or such lesser number of days as the managing underwriter may require of any such Stockholder) after the effective date of any Demand Registration (except as part of such registration).

(d) The Company agrees not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the 15 days prior to, and during the 180 day period (or such shorter period as the managing underwriter may require) which begins on, the effective date of a registration statement filed in connection with a Demand Registration (except as part of such registration).

8. Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

(a) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the final disposition of registered shares thereunder;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

(c) at least five Business Days before filing with the Commission, furnish to counsel (if any) to the selling Stockholders such registration copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

(d) furnish to each seller of securities such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e) use its commercially reasonable efforts to register or qualify all securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

(f) in connection with an underwritten offering only, use its commercially reasonable efforts to furnish to each seller copies of

(i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

(ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement,

each covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountant’s letters delivered to the underwriters in underwritten public offerings of securities;

(g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(i) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement on any securities exchange (including NASDAQ), if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

(j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(k) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

The Company may require each seller of any securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to permit the Company to comply with all applicable federal and state securities laws.

The Company shall make available for inspection by any seller of securities as to which any registration is being effected, any underwriter participating in any disposition pursuant to the related registration statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

Each Stockholder hereby agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(g), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8(g), and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give such notice, the period mentioned in Section 8(b) shall be extended by the number of days during the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to but not including the date when each such seller receives copies of the supplemented or amended prospectus contemplated by Section 8(g).

9. Preemptive Rights.

(a) Notice of New Issuance. Except with respect to “Exempt Issuances”, if at any time after the date of this Agreement the Company shall propose to issue or sell any Equity Securities, the Company will deliver to each Major Investor a notice (the “Offer Notice”), stating the price and other terms and conditions thereof.

(b) Right to Purchase Equity Securities. The Company shall not issue or sell, agree or obligate itself to issue or sell, or reserve or set aside for issuance or sale any Equity Securities (collectively, “New Issuances”), other than an Exempt Issuance, unless in the case of each New Issuance, the Company shall have first offered to sell Equity Securities (the “Offered Securities”) to the Major Investors as follows: the Company shall offer to sell to each Major Investor that number of such Offered Securities which, if all such Offered Securities were purchased and the New Issuance consummated, would result in such Major Investor holding that percentage of such Offered Securities equal to the percentage of all of the Underlying Common Stock owned by such Major Investor immediately prior to such sale. The rights set forth in this Section 9 shall be exercised by each Major Investor, if at all, by written notice to the Company delivered not later than 15 Business Days after the receipt by such Major Investor of the Offer Notice in accordance with the terms and conditions stated therein, and such right shall expire at the end of the fifteenth Business Day after the day of the receipt by such Major Investor of the Offer Notice.

(c) Exempt Issuances. The issuances referred to in Section 9(a) that will not give the Major Investors the rights described in Section 9(b) (the “Exempt Issuances”) are issuances in which Equity Securities of the Company are issued or deemed issued (i) to employees, consultants, officers and directors of the Company in the form of options to purchase shares of Capital Stock (or other Equity Securities) or otherwise pursuant to the LHP Holding Corp. 2004 Stock Incentive Plan, as amended, or any other equity plan or arrangement approved by a Unanimous Investor Vote of the Company’s Board of Directors, including any restricted stock plan (a “Stock Plan Issuance”), provided that the total number of options (or other Equity Securities) included in all such Stock Plan Issuances shall not exceed 15% of the number of shares of Common Stock determined on a fully diluted basis on the date hereof (after giving effect to the Recapitalization and certain other transactions contemplated by the Contribution Agreements); (ii) in connection with the conversion or exercise of any options, warrants or other rights to purchase Capital Stock (or the issuance of delayed delivery shares pursuant to outstanding award agreements) (A) existing on the date hereof (after giving effect to the Recapitalization and certain other transactions contemplated by the Contribution Agreement) or (B) issued in accordance with this paragraph (c); (iii) pursuant to the acquisition of another corporation by the Company by merger (where the Company acquires no less than 51% of the voting power of such corporation) or by purchase of substantially all of its stock or assets; (iv) in connection with (A) an initial Public Offering or (B) other offering of Equity Securities approved unanimously by the Major Investors; (v) in connection with strategic investments or corporate partnering transactions with Persons that are not Affiliates of the Company or any Major Investor, on terms approved by a Unanimous Investor Vote of the Board; (vi) as a ratable dividend or distribution on any class or classes of Capital Stock, or in connection with any ratable stock splits, reclassifications, recapitalizations, consolidations or similar events affecting any class or classes of Capital Stock, in accordance with the Company’s Certificate of Incorporation then in effect; or (vii) to a Major Investor pursuant to Section 31.

(d) Termination. The respective rights and obligations of the parties under this Section 9 shall terminate immediately prior to the consummation of the Company’s initial Public Offering.

10. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Stockholder participating in a registration pursuant to this Agreement, the officers and directors of such Stockholder and each Person that controls such Stockholder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing or any violation or alleged violation by the Company of any federal, state, foreign or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except insofar as it is judicially determined that the liability resulted from information furnished in writing to the Company by such Stockholder and stated by the Stockholder to be used therein or, in the case of an underwritten offering only, from such Stockholder’s failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendments thereof or supplements thereto.

(b) Each Stockholder participating in a registration pursuant to this Agreement agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person that controls (within the meaning of the Securities Act) the Company against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred in connection therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement or (as to the matters set forth in such information or affidavit) omission is contained in any information or affidavit furnished to the Company in writing by such Stockholder and stated to be expressly for use therein and except insofar as the same result from the Company’s failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, provided that such Stockholder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Stockholder of the Registrable Securities sold pursuant to such registration statement.

(c) In connection with an underwritten offering, the Company and each Stockholder participating in the related registration will indemnify the underwriter(s), their officers and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in this Section 10.

(d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 10, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 10, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In any case in which any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory (taking into account, among other factors, any potential exposure of the indemnified party to criminal liability) to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless, in the reasonable judgment of any such indemnified party, a conflict of interest may exist between such indemnified party and any indemnifying party or any other of such indemnified parties, in which case the indemnifying party shall be liable to such indemnified party for any reasonable legal or other expenses incurred in defending such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding the foregoing, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(e) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits (which relative benefits with respect to such offering shall be deemed to be in the same proportion as the respective net proceeds received from such offering by the Company and the Stockholders determined as set forth on the table on the cover page of the prospectus) received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by subdivision (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party (which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Stockholders, the intent of the parties and their relative knowledge, access to information and opportunity to prevent or correct such statement or omission) as well as any other relevant equitable consideration.

Notwithstanding the foregoing, (A) no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under subsection (b) of this Section 10 was available and (B) no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 10 shall be several in proportion to their respective underwriting commitments and not joint.

(f) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 10 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

11. Affiliate Transactions. The Company will not engage in any transaction or series of related transactions (other than Exempted Transactions) with any of the Major Investors or any of their respective Affiliates and any successor to any such person unless (i) the transaction (or series of related transactions) is on terms and conditions no less favorable than would be obtainable by the Company in an arm’s-length transaction and the Chief Financial Officer of the Company delivers to the Board a certificate to such effect and (ii) if the transaction (or series of related transactions) involves an amount greater than $1,000,000, a majority of the members of the Board who are not officers, employees or managing members of the Company, or of the applicable Major Investor or any of its Affiliates, shall have approved such transactions in writing or at a duly convened meeting of the Board.

12. Certain Rights. Neither the Company and its Subsidiaries nor any of the Company’s stockholders shall have any rights in any business venture, investment, or activities of any other stockholder of the Company by reason of such other stockholder’s investment in, or contractual relationship with, the Company.

13. Severability. If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

14. Information.

(a) Each of the Stockholders agrees that, from the date hereof and for so long as it shall own any Equity Securities, it will furnish the Company such necessary information and reasonable assistance as the Company may reasonably request (x) in connection with the consummation of the transactions contemplated by this Agreement, (y) in connection with the preparation and filing of any reports, filings, applications, consents or authorizations with any Governmental Entity under any Applicable Law and (z) in order for the Company to determine, from time to time, whether it is a “personal holding company” within the meaning of Section 542 of the Code. Each Stockholder proposing to make a transfer pursuant to Section 3(a) shall provide the Company with any information reasonably requested in order for the Company to determine whether the proposed transfer would be a Prohibited Transfer.

(b) Within 90 days of the end of each fiscal year, the Company shall mail to each Stockholder a report setting forth a balance sheet as at the end of such fiscal year and statements of income, common stockholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries on a consolidated basis, audited by a nationally recognized accounting firm, and any other information the Company deems necessary or desirable. Within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, the Company will furnish to each Major Investor and, upon request, to any other Stockholder, a report setting forth a consolidated unaudited balance sheet of the Company, as of the end of each such quarterly period, and consolidated statements of income for such period and for the current fiscal year to date. Promptly after completion thereof, the Company shall furnish its business plan and operating budget for the next fiscal year to each Major Investor.

(c) The Company will at reasonable times and upon reasonable notice give each Major Investor and any advisor of such holder reasonable access to the books, records and properties of the Company and permit such holders and/or advisors to discuss the Company’s affairs with the executive officers of the Company.

(d) The Company also will furnish to each Major Investor or Management Stockholder such other information as such Major Investor or Management Stockholder may from time to time reasonably request.

15. Certain Definitions.

“Accepting Stockholder” is defined in Section 4(a).

“Affiliate” means with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.

“Affiliated Fund” means with respect to any Person, any investment entity that is an Affiliate of and is sponsored or managed by or under common sponsorship or management with such Person or any general partner, managing member or managing director of such Person and (i) to which any shares of Capital Stock are transferred by such Person pursuant to Section 3(a)(i) or (ii) that purchases Offered Securities pursuant to Section 9, having been designated to effect such purchase by such Person.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Board” is defined in Section 1(a)(i).

“Board Actions” is defined in Section 2(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Capital Stock” means (i) all shares of the Series A Preferred Stock, (ii) all shares of the Series B Preferred Stock, par value $.01 per share, of the Company, (iii) all shares of the Common Stock, (iv) all shares of any other type or class of capital stock of the Company outstanding from time to time and (v) any securities issued with respect to any of the foregoing (a) by way of a dividend or stock split or (b) in connection with a combination of shares, recapitalization, combination, merger, consolidation or other reorganization.

“Capital Stock Equivalents” means, at any time, with respect to any Equity Securities, the number and type or class of shares of Capital Stock into or for which such Equity Securities may be converted or exercised.

“CEO” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” is defined in Section 8(a).

“Common Stock” means (i) all shares of any class of common stock of the Company outstanding from time to time and (ii) any securities issued with respect to any such common stock (a) by way of a dividend or stock split or (b) in connection with a combination of shares, recapitalization, combination, merger, consolidation or other reorganization.

“Company” is defined in the Preamble to this Agreement.

“Consulting Agreement” means the Consulting Agreement, of even date herewith, among the Company, Leiner Health Products Inc., Leiner Health Products, LLC and Affiliates of the Original Investors.

“Contribution Agreement” is defined in the Recitals to this Agreement.

“Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Demand Registration” is defined in Section 7(a).

“Designated Purchaser” is defined in Section 4(a).

“Draft Sale Agreement” is defined in Section 5(a).

“Equity Securities” means any shares of Capital Stock, and any other options, warrants or other rights (including delayed delivery share awards) to acquire Capital Stock or debt securities convertible into, or exchangeable for, such Capital Stock.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended

“Exempt Issuances” is defined in Section 9(c).

“Exempted Transactions” means the transactions contemplated by the Consulting Agreement (or any amendment or renewal of the Consulting Agreement that treats the Major Investors on an equal basis) and any other transaction or indemnification, the right or obligation to participate in which is governed by this Agreement.

“Golden Gate” is defined in the Preamble to this Agreement.

“Golden Gate Director” is defined in Section 1(a)(i).

“Governance Transfer Amount” is defined within the definition of “Major Investor”.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“including” means including without limitation.

“Information” means all information about the Company or any of its subsidiaries (whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its subsidiaries, or any of their respective Representatives, together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information, provided that the term “Information” does not include any information that (x) is or becomes generally available to the public through no action or omission by any Stockholder or its Representatives or (y) is or becomes available to such Stockholder on a nonconfidential basis from a source, other than the Company or any of its subsidiaries, or any of their respective Representatives, that to the best of such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Stockholder or its Representatives by a contractual, legal or fiduciary obligation.

“Initiating Holder” is defined in Section 7(a).

“Inspectors” is defined in Section 8.

“Investor Directors” is defined in Section 1(a)(i).

“IRR” means the cash on cash internal rate of return, determined on the basis of annual compounding, realized or deemed realized by the Major Investors on their investment in the Company on the date hereof.

“Major Investor” means (a) each Original Investor, for so long as it, together with its Specified Affiliates (i) owns at least 40% of its Original Share and (ii) shall not have transferred more than 50% of the greater (the “Governance Transfer Amount”) of (x) its Original Share or (y) the number of shares of Underlying Common Stock currently owned by such Major Investor (together with its Specified Affiliates), to any single Person (other than a Specified Affiliate), and (b) any Person (a “Transferee Investor”) that acquires more than 50% of the Governance Transfer Amount in accordance with the terms of this Agreement (in which case the transferor of such 50% share shall cease to be a Major Investor), for so long as such Transferee Investor shall own at least 20% of the aggregate number of shares of Underlying Common Stock as of the date of this Agreement.

“Management Stockholder” is defined in the Preamble to this Agreement.

“NCP Director” is defined in Section 1(a)(i).

“NCP Investor” is defined in the Preamble to this Agreement.

“New Issuances” is defined in Section 9(b).

“Notice of Offer” is defined in Section 4(a).

“Observation Rights Side Letters” means the Observation Rights Side Letters, dated May 27, 2004, entered into by each of CCG, GGIF II and GGIF II-A, on the one hand, and each of Leiner Merger Corp. and the Company, on the other hand.

“Offer Price” is defined in Section 4(a).

“Offer Notice” is defined in Section 9(a).

“Offer Terms” is defined in Section 4(a).

“Offered Shares” is defined in Section 4(a).

“Offered Securities” is defined in Section 9(b).

“Organizational Documents” means the certificate of incorporation and by-laws of the Company.

“Original Investors” is defined in the Preamble to this Agreement.

“Original Share”, as to any Original Investor, means the number of shares of Underlying Common Stock owned by such Original Investor on the date of this Agreement.

“Outside Director” is defined in Section 1(a)(i).

“Person” means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company or unincorporated entity.

“Piggyback Registration” is defined in Section 6(a).

“Permitted Transfer” is defined in Section 3(a).

“Prohibited Transfer” means any transfer of Equity Securities to a Person that (u) would violate this Agreement, (v) may not be effected without registering the securities involved under the Securities Act, (w) would result in the assets of the Company constituting Plan Assets as such term is defined in the Department of Labor regulations promulgated under the Employer Retirement Income Security Act of 1974, as amended, (x) would cause the Company to be, be Controlled by or under common Control with an “investment company” for purposes of the Investment Company Act of 1940, as amended, (y) would require any securities of the Company to be registered under the Exchange Act or (z) is a competitor of the Company, unless such transfer is pursuant to a Sale Transaction or a transfer pursuant to Section 5.

“Public Offering” means any sale of Common Stock to the public pursuant to an effective registration statement under the Securities Act underwritten by an underwriter of national standing other than a Special Registration.

“Recapitalization” is defined in the Recitals to this Agreement.

“Recapitalization Agreement” is defined in the Recitals to this Agreement.

“Registrable Securities” means (a) (i) shares of Common Stock issued by the Company pursuant to the Contribution Agreements, (ii) shares of Common Stock issued or issuable by the Company pursuant to the conversion of any shares of any class of Capital Stock (including Underlying Common Stock), (iii) shares of Common Stock issuable pursuant to any Stock Subscription Agreement (including upon exercise of options) that provides that such Common Stock shall constitute Registrable Securities, except for any such Common Stock issued pursuant to an effective registration statement under the Securities Act on Form S-8, Form S-4, Form S-1 or any successor form to any thereof (unless such Common Stock is held by a Stockholder who is an affiliate (within the meaning of Rule 144) of the Company), and (iv) shares of Common Stock issued or issuable upon exercise of outstanding options therefor or upon the occurrence of a delivery event pursuant to a delayed delivery share award; and (b) any securities issued or issuable directly or indirectly with respect to any shares of Common Stock referred to in the foregoing sub-clauses (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, unless such securities are acquired and held by a Stockholder who is an affiliate (within the meaning of Rule 144), (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to be held for a period of two years by a Person who obtained such securities pursuant to any Stock Subscription Agreement or the Recapitalization Agreement and who has not been an affiliate (within the meaning of Rule 144) of the Company within the three months preceding any proposed disposition of such securities, (D) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, (E) such securities shall have been acquired by the Company, or (F) with respect to any such securities acquired by a Stockholder pursuant to the exemption from the registration requirements of the Securities Act contained in Rule 701 (or any successor provision) thereunder, at any time 90 days following the date the Company registers a class of equity securities under Section 12 of the Exchange Act.

“Representatives” means with respect to any Person, any of such Person’s directors, officers, employees, general partners, affiliates, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of any Stockholder any person nominated to the Board by such Stockholder.

“Restricted Transfer Period” is defined in Section 3(a).

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Sale Transaction” means any merger, consolidation, reorganization, recapitalization, share exchange or other business combination transaction, or any sale, lease or other disposition of, or agreement to sell, lease or otherwise dispose of all or substantially all of the Company’s assets individually or on a consolidated basis.

“Section 4 Seller” is defined in Section 4(a).

“Section 5 Buyer” is defined in Section 5(a).

“Section 5 Closing” is defined in Section 5(a).

“Section 5 Seller” is defined in Section 5(a).

“Section 5 Seller’s Shares” is defined in Section 5(a).

“Securities Act” is defined in Section 4(a).

“Series A Preferred Stock” is defined in the Recitals to this Agreement.

“Special Registration” means (a) the registration of shares of equity securities and/or options or other rights in respect thereof to be offered to Management Stockholders or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

“Specified Affiliate” means, (a) with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first person solely by virtue of having the power to direct the affairs of the Person by reason of ownership, directly or indirectly, of at least 51% of the outstanding voting securities of such Person, (b) with respect to any Management Stockholder, (i) a spouse or any lineal ancestor or descendant, and (ii) the trustee or trustees of a trust or trusts at any time established for the primary benefit of the Stockholder or the spouse or any lineal ancestor or descendant of the Stockholder to whom such Management Stockholder proposes to transfer its Capital Stock and who has agreed to be bound by this Agreement, and (c) with respect to any Stockholder (other than any Management Stockholder), any investment entity that is an Affiliate of and is sponsored or managed by or under common sponsorship or management with such Person or any general partner, managing member or managing director of such Person.

“Stock Plan Issuance” is defined in Section 9(c).

“Stock Subscription Agreement” means any agreement the terms of which are not inconsistent with the terms of this Agreement pursuant to which the Company may in the future issue or sell (either directly or pursuant to options or other rights) additional shares of Capital Stock to (i) certain stockholders of businesses acquired by the Company or one of its Subsidiaries, (ii) certain directors, executive officers and key employees of the Company or one of its Subsidiaries, and (iii) certain other purchasers.

“Stockholders” is defined in the Preamble to this Agreement.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Tag-Along Right” is defined in Section 4(a).

“Take-Along Notice” is defined in Section 5(a).

“Take-Along Offer” is defined in Section 5(a).

“Take-Along Sale” is defined in Section 5(a).

“Take-Along Shares” is defined in Section 5(a).

“Transferee Investor” is defined within the definition of “Major Investor”.

“Unanimous Investor Vote” means, with respect to any particular matter and any particular board of directors, a vote by all of the Investor Directors of such board nominated by each Major Investor voting on such matter.

“Underlying Common Stock” means, at any given time, all shares of Common Stock actually outstanding as of such time together with all shares of Common Stock then issuable upon operation of the terms of any other class of Capital Stock or type of Equity Securities as of such time (whether or not such Common Stock is then currently issuable or any applicable event triggering such issuance has yet to occur). Each Stockholder holding a class of Capital Stock or type of Equity Securities other than Common Stock shall be deemed to hold, as the context of this Agreement requires, either such class of Capital Stock or such type of Equity Securities, on the one hand, or the applicable number of shares of Underlying Common Stock, on the other hand with respect thereto (determined in accordance with Section 30 below).

16. Notices. All notices and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (a) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after it is sent by overnight courier guaranteeing next day delivery, in each case, addressed as follows or, to such other address as may be specified in writing to the other parties hereto:

(i)	if to the Company:

LHP Holding Corp.

c/o Leiner Health Products Inc.

901 E. 233rd Street

Carson, CA 90745

Facsimile: (310) 952-7766

Telephone: (310) 835-8400

Attention: Robert M. Kaminski

(ii)	if to the NCP Investor:

c/o North Castle Partners, L.L.C.

183 East Putnam Avenue

Greenwich, CT 06830

Facsimile: (203) 862-3270

Telephone: (203) 862-3200

Attention: Peter Shabecoff, Esq.

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 909-6836

Telephone: (212) 909-6000

Attention: Franci J. Blassberg, Esq.

(iii)	if to Golden Gate:

One Embarcadero Center, 33rd Floor

San Francisco, CA 94111

Facsimile: (415) 627-1388

Telephone: (415) 627-1054

Attention: Jesse Rogers

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Telephone: (212) 909-6000

Attention: Jeffrey C. Hammes P.C.

      Stephen D. Oetgen, Esq.

(iv) if to any other Stockholder, to the name and address set forth opposite such Stockholder’s signature on the signature pages hereto;

(v) if to any Person who becomes a party to this Agreement pursuant to Section 31 hereof, to the name and address specified for such Person in Schedule A hereto.

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

17. Termination; Effect of Termination.

(a) Termination. This Agreement shall be effective as of the date hereof and shall terminate and be of no further force and effect upon the earliest to occur of (i) the termination of this Agreement by the unanimous written consent of the Major Investors, (ii) the first date that a Person or group (as defined in Section 13(d) of the Exchange Act) other than the Original Investors or their Affiliates through one transaction or a series of transactions acquires more than 50% of the combined voting power of the then-outstanding voting securities of the Company, or (iii) the consummation of a Public Offering; provided that in addition to the matters set forth in Section 17(b), this Agreement shall not (unless otherwise agreed in writing by both Major Investors) be terminated with respect to the tag-along rights set forth in Section 4, the registration rights set forth in Sections 6 and 7 and the preemptive rights set forth in Section 9, in each case, until none of the Original Investors owns 3% or more of the Equity Securities then outstanding.

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 17(a), this Agreement shall have no further effect, without any further liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, representatives, stockholders or Affiliates, except for any liability resulting from such party’s breach of this Agreement; provided that Sections 2(g), 10, 13, 15, 16, 17, 20, 21, 22, 23, 24, 25, 26, 27, 28 and 29 shall survive any termination pursuant to Section 17(a), and in addition Sections 3(a), 3(b), 4, 6, 7, 8 and 9 shall survive any termination pursuant to sub-clause (iii) of Section 17(a).

18. Legends.

(a) Each certificate representing the Capital Stock shall be endorsed with the following legend and any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF MAY 27, 2004 (AS AMENDED, SUPPLEMENTED OR SUPERSEDED, THE “STOCKHOLDERS AGREEMENT”).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

19. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

20. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and performed within such State, except to the extent the laws of the State of Delaware mandatorily apply.

23. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

24. Remedy. Each of the Stockholders acknowledges that a breach by a Stockholder of any of its obligations under this Agreement would result in irreparable damage to non-breaching Stockholders and agrees that, in the event of a breach by a Stockholder of any such obligation, each non-breaching Stockholder shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance of any obligations under this Agreement by such Stockholder who has breached any such obligations.

25. Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, except for assignments pursuant to Section 31 made in accordance with this Agreement.

26. Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such person’s respective heirs, successors and permitted assigns, all of whom shall be third party beneficiaries of this Agreement, provided that the Persons indemnified under Section 10 that are not signatories to this Agreement are intended third-party beneficiaries of Section 10.

27. Amendment; Waivers, Etc. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each of the Major Investors, provided that this Agreement may not be amended in a manner adversely affecting any Stockholder which does not adversely affect all Stockholders without the consent of such

Stockholder. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. In addition, any Stockholder may waive any of the rights or benefits to which it is entitled hereunder by executing a written waiver. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. For the avoidance of doubt, the addition of a new party to this Agreement (by joinder or otherwise) shall not by itself constitute an amendment, modification, discharge or waiver of this Agreement.

28. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 16 shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

29. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 29.

30. Calculations. Whenever in this Agreement a calculation is made as to the number of shares of Common Stock outstanding on a fully-diluted basis or on an as-if converted basis, such calculation shall include, to the extent not already exercised in full, all shares of Common Stock issuable upon the occurrence of any delivery event under a delayed delivery share awards and upon exercise of any warrants or options (only to the extent they are then exercisable in accordance with the terms thereof), provided, however, that it shall also include all shares of Underlying Common Stock issuable or deemed issuable upon conversion of Series A Preferred and, for avoidance of doubt, such number of shares shall equal the corresponding number of shares of Issuable Conversion Stock (as defined in the Company’s Certificate of Incorporation). References herein to

“Equity Securities”, and calculations made hereunder with respect to percentages of “Equity Securities” outstanding, shall be deemed to include shares of Common Stock issuable upon occurrence of a triggering event under a delayed delivery share award, as if such event had occurred or exercise of such warrants or options as if exercised and all shares of Underlying Common Stock, and no such provisions shall be deemed to require the exercise of such warrants or options (or the conversion of Series A Preferred) in order for the holders thereof to benefit from or be subject to such provisions. Any number of shares of Common Stock or Underlying Common Stock (or any other class of Capital Stock, as applicable) referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

31. Exchange of Series A Preferred Stock. Each Major Investor shall have the right at any time upon written notice to the Company to exchange any one or more shares of Series A Preferred Stock held by such Major Investor for (i) the number of shares of Issuable Conversion Stock represented thereby or (ii) a like number of shares of Common Stock and a number of shares of Series B Preferred Stock having an Original Cost (as defined in the Company’s Certificate of Incorporation) equal to the Conversion Payment Amount (as defined in the Company’s Certificate of Incorporation) with respect thereto.

32. Subsequent Stockholders. Each of the parties hereto agrees that in order for any Person who after the date of this Agreement acquires shares of Capital Stock or Equity Securities (or any interest therein) to become a party to this Agreement, both the Company and such Person must have first executed Schedule A hereto or a similar written agreement and duly executed copies thereof must be delivered to the Major Investors and the Management Stockholders in accordance with Section 16. The Company shall maintain a register of all parties to this Agreement which shall be available for review by any party hereto. Any transfer of Equity Securities (or any interest therein) to a transferee required hereby to become a party to this Agreement shall be of no effect and shall be void ab initio unless such transferee becomes a party to this Agreement as provided in the previous sentence.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

LHP HOLDING CORP.

By:	/s/ ROBERT K. REYNOLDS
Name:	Robert K. Reynolds
Title:	Chief Financial Officer

NORTH CASTLE PARTNERS III-A, L.P.

By:	NCP GP III-A, L.L.C., its general partner

By:	/s/ PETER J. SHABECOFF
Name:	Peter J. Shabecoff
Title:

/s/ CHARLES F. BAIRD, JR.
CHARLES F. BAIRD, JR.

CCG INVESTMENT FUND, L.P.
CCG ASSOCIATES – QP, LLC
CCG ASSOCIATES – AI, LLC
CCG INVESTMENT FUND – AI, LP
CCG GP FUND, LLC
CCG AV, LLC - Series C
CCG AV, LLC - Series F
CCG CI, LLC

By:	Golden Gate Capital Management, L.L.C.
Its:	Authorized Representative

By:	/s/ KEN DIEKROEGER
Its:	Managing Director

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Stockholders Agreement

GOLDEN GATE CAPITAL INVESTMENT FUND II, L.P.
GOLDEN GATE CAPITAL INVESTMENT II- A, L.P.

GOLDEN GATE CAPITAL INVESTMENT FUND II, (AI) L.P.
GOLDEN GATE CAPITAL INVESTMENT FUND II-A, (AI) L.P.
GOLDEN GATE CAPITAL ASSOCIATES II- AI, L.L.C.
GOLDEN GATE CAPITAL ASSOCIATES II-QP, L.L.C.

By:	Golden Gate Capital Management II, L.L.C.
Its:	Authorized Representative

By:	/s/ KEN DIEKROEGER
Its:	Managing Director

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Stockholders Agreement

2

Stockholders Agreement

Schedule A

Reference is made to the Stockholders Agreement, dated as of May 27, 2004 (the “Stockholders Agreement”), among LHP Holding Corp., North Castle Partners III-A, L.P., CCG Investment Fund, L.P., CCG Investment Fund-AI, L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG AV, LLC-series C, CCG AV, LLC-series F, CCG CI, LLC, GGC Investment Fund II, (AI) LP, GGC Investment Fund II-A, (AI) LP, GGC Associates II-QP, LLC, GGC Associates II-AI, LLC, GGC AV, LLC-Series C, and the other parties thereto. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under, the Stockholders Agreement.

Name:
Title:

Date:

LHP HOLDING CORP.

By
Name:
Title:

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Stockholders Agreement